UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 13, 2017

NOBLE ROMAN’S, INC.
(Exact name of Registrant as specified in its charter)

Indiana	0-11104	35-1281154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Virginia Avenue, Suite 300 Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

(317) 634-3377
(Company's telephone number, including area code)

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On September 13, 2017, Noble Roman’s, Inc. (the “Company”) entered into a loan agreement (the “Agreement”) with First Financial Bank (the “Bank”). The Agreement provides for a senior credit facility (the “Credit Facility”) to be provided by the Bank consisting of: (i) a term loan in the amount of $4.5 million (the “Term Loan”); and (ii) a development line of credit of up to $1.6 million (the “Development Line of Credit”). Borrowings under the Credit Facility bear interest at a variable annual rate equal to the London Interbank Offer Rate (“LIBOR”) plus 4.25%. All outstanding amounts owed under the Agreement mature on September 13, 2022.

Proceeds of the Term Loan were used to repay the Company’s existing indebtedness to BMO Harris Bank, Super G Capital, LLC and certain officers of the Company, and to pay certain expenses related to the Credit Facility. The Company expects to use the remaining proceeds of approximately $600,000 for general corporate purposes. Repayment of the Term Loan is based on a seven-year amortization schedule.

The Company may draw on the Development Line of Credit in three tranches of up to $550,000 each for eligible costs incurred by it to build-out three new locations of Noble Roman’s Craft Pizza & Pub. Repayment of advances under each tranche of the Development Line of Credit will begin four months following the first draw of the tranche based on a seven-year amortization schedule.

The Agreement contains affirmative and negative covenants, including, among other things, covenants requiring the Company to maintain certain financial ratios. The Company’s obligations under the Agreement are secured by first priority liens on all of the Company’s and certain of its subsidiaries’ assets and a pledge of all of the Company’s equity interest in such subsidiaries. In addition, Paul W. Mobley, the Company’s Executive Chairman and Chief Financial Officer, executed a limited guarantee only on borrowings under the Development Line of Credit which is to be released upon achieving certain financial ratios by the company's Craft Pizza & Pub locations.

Among other expenses incurred in connection with the Agreement, the Company issued to Pinnacle Commercial Capital, LLC and an affiliate warrants to purchase an aggregate of 250,000 shares of the Company’s common stock at an exercise price of $1.00 per share. The warrants expire ten years from the date of issuance.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On September 13, 2017, the Company issued a news release announcing the Agreement and the Credit Facility, a copy of which is furnished as Exhibit 99.1 hereto.

Item 1.02 – Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation of an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)
The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	Loan Agreement dated as of September 13, 2017, by and between Noble Roman’s, Inc. and First Financial Bank

99.1	News Bulletin Issued September 13, 2017

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE ROMAN’S, INC.

Dated: September 19, 2017	By:	/s/ Paul W. Mobley
Paul W. Mobley
Executive Chairman and Chief Financial Officer

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